Exhibit 4.7










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                SERIES B CAPITAL SECURITIES GUARANTEE AGREEMENT


                            INTERPOOL CAPITAL TRUST

                          Dated as of __________, 1997


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                               TABLE OF CONTENTS
                                                                     PAGE

ARTICLE I DEFINITIONS AND INTERPRETATION...............................2
         SECTION 1.1  DEFINITIONS AND INTERPRETATION...................2

ARTICLE II TRUST INDENTURE ACT.........................................5
         SECTION 2.1  TRUST INDENTURE ACT; APPLICATION.................5
         SECTION 2.2  LISTS OF HOLDERS OF SECURITIES...................5
         SECTION 2.3  REPORTS BY THE CAPITAL GUARANTEE TRUSTEE.........6
         SECTION 2.4  PERIODIC REPORTS TO CAPITAL GUARANTEE
                      TRUSTEE..........................................6
         SECTION 2.5  EVIDENCE OF COMPLIANCE WITH CONDITIONS
                      PRECEDENT........................................6
         SECTION 2.6  EVENTS OF DEFAULT; WAIVER........................6
         SECTION 2.7  EVENT OF DEFAULT; NOTICE.........................6
         SECTION 2.8  CONFLICTING INTERESTS............................7

ARTICLE III POWERS, DUTIES AND RIGHTS OF CAPITAL GUARANTEE
            TRUSTEE....................................................7
         SECTION 3.1  POWERS AND DUTIES OF THE CAPITAL
                      GUARANTEE TRUSTEE................................7
         SECTION 3.2  CERTAIN RIGHTS OF CAPITAL GUARANTEE
                      TRUSTEE..........................................9
         SECTION 3.3  NOT RESPONSIBLE FOR RECITALS OR ISSUANCE
                      OF CAPITAL  SECURITIES GUARANTEE................10

ARTICLE IV CAPITAL GUARANTEE TRUSTEE..................................11
         SECTION 4.1  CAPITAL GUARANTEE TRUSTEE; ELIGIBILITY..........11
         SECTION 4.2  APPOINTMENT, REMOVAL AND RESIGNATION OF
                      CAPITAL  GUARANTEE TRUSTEE......................11

ARTICLE V GUARANTEE...................................................12
         SECTION 5.1  GUARANTEE.......................................12
         SECTION 5.2  WAIVER OF NOTICE AND DEMAND.....................12
         SECTION 5.3  OBLIGATIONS NOT AFFECTED........................12
         SECTION 5.4  RIGHTS OF HOLDERS...............................13
         SECTION 5.5  GUARANTEE OF PAYMENT............................14
         SECTION 5.6  SUBROGATION.....................................14
         SECTION 5.7  INDEPENDENT OBLIGATIONS.........................14

ARTICLE VI GUARANTEE..................................................14
         SECTION 6.1  LIMITATION OF TRANSACTIONS......................14
         SECTION 6.2  RANKING.........................................15

ARTICLE VII TERMINATION...............................................16
         SECTION 7.1  TERMINATION.....................................16

ARTICLE VIII INDEMNIFICATION..........................................16
         SECTION 8.1  EXCULPATION.....................................16
         SECTION 8.2  INDEMNIFICATION.................................16

ARTICLE IX MISCELLANEOUS..............................................17
         SECTION 9.1  SUCCESSORS AND ASSIGNS..........................17
         SECTION 9.2  AMENDMENTS......................................17
         SECTION 9.3  NOTICES.........................................17
         SECTION 9.4  BENEFIT.........................................18
         SECTION 9.5  GOVERNING LAW...................................18

                 SERIES B CAPITAL SECURITIES GUARANTEE AGREEMENT


          This GUARANTEE AGREEMENT (the "Series B Capital Securities Guarantee"), dated as of _____________, 1997, is executed and delivered by INTERPOOL, INC., a Delaware corporation (the "Guarantor"), and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, as trustee (the "Capital Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Series B Capital Securities (as defined herein) of Interpool Capital Trust, a Delaware statutory business trust (the "Issuer").


          WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of __________, 1997, among the trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof _______ capital securities, having an aggregate liquidation amount of $___________, designated the 9 7/8% Series B Capital Securities of the Issuer, such capital securities being designated the 9 7/8% Series B Capital Securities (the "Series B Capital Securities") in connection with the consummation of the Exchange Offer (as defined in the Declaration);

          WHEREAS, as incentive for the Holders to exchange the Series A Capital Securities (as defined herein), for the Series B Capital Securities in the Exchange Offer, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Series B Capital Securities Guarantee, to pay to the Holders of the Series B Capital Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

          WHEREAS, the Guarantor has previously executed and delivered a guarantee agreement (the "Common Securities Guarantee") in substantially identical terms to this Series B Capital Securities Guarantee for the benefit of the holders of the Common Securities (as defined herein), except that if an Event of Default (as defined in the Indenture), has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee are subordinated to the rights of Holders of Series B Capital Securities to receive Guarantee Payments under this Series B Capital Securities Guarantee.

          NOW, THEREFORE, in consideration of the exchange by each Holder of Series A Capital Securities for Series B Capital Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Series B Capital Securities Guarantee for the benefit of the Holders.

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1  DEFINITIONS AND INTERPRETATION

          In this Series B Capital Securities Guarantee, unless the context otherwise requires:

          (a) Capitalized terms used in this Series B Capital Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

          (b) terms defined in the Declaration as at the date of execution of this Series B Capital Securities Guarantee have the same meaning when used in this Series B Capital Securities Guarantee;

          (c) a term defined anywhere in this Series B Capital Securities Guarantee has the same meaning throughout;

          (d) all references to "the Series B Capital Securities Guarantee" or "this Series B Capital Securities Guarantee" are to this Series B Capital Securities Guarantee as modified, supplemented or amended from time to time;

          (e) all references in this Series B Capital Securities Guarantee to Articles and Sections are to Articles and Sections of this Series B Capital Securities Guarantee, unless otherwise specified;

          (f) a term defined in the Trust Indenture Act has the same meaning when used in this Series B Capital Securities Guarantee, unless otherwise defined in this Series B Capital Securities Guarantee or unless the context otherwise requires; and

          (g) a reference to the singular includes the plural and vice versa.

          "CAPITAL GUARANTEE TRUSTEE" means IBJ Schroder Bank & Trust Company, a New York banking corporation, until a Successor Capital Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Series B Capital Securities Guarantee and thereafter means each such Successor Capital Guarantee Trustee.

          "COMMON SECURITIES" means the securities representing common undivided beneficial interests in the assets of the Issuer, issued pursuant to the Declaration.

          "CORPORATE TRUST OFFICE" means the office of the Capital Guarantee Trustee at which the corporate trust business of the Capital Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at One State Street, New York, New York 10004.

          "COVERED PERSON" means any Holder or beneficial owner of Series B Capital Securities.

          "DEBENTURES" means the series of junior subordinated debt securities of the Guarantor designated the 9 7/8% Series B Junior Subordinated Deferrable Interest Debentures due February 15, 2027 held by the Property Trustee of the Issuer.

          "EVENT OF DEFAULT" means a failure by the Guarantor to perform any of its payment or other obligations under this Series B Capital Securities Guarantee.

          "GUARANTEE PAYMENTS" means the following payments or distributions, without duplication, with respect to the Series B Capital Securities, to the extent not paid by or on behalf of the Issuer: (i) any accumulated and unpaid Distributions that are required to be paid on the Series B Capital Securities, to the extent the Issuer has funds on hand legally available therefor, (ii) the redemption price, including all accumulated and unpaid Distributions to the date of redemption (the "Redemption Price"), with respect to any Series B Capital Securities called for redemption by the Issuer, to the extent the Issuer has funds on hand legally available therefor, and (iii) upon a voluntary or involuntary termination and liquidation of the Issuer (unless the Debentures are distributed to the Holders in exchange for Series B Capital Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount of the Series B Capital Securities plus all accumulated and unpaid Distributions on the Series B Capital Securities to the date of payment, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution"). If an event of default under the Indenture has occurred and is continuing, the rights of holders of the Common Securities to receive payments under the Common Securities Guarantee Agreement are subordinated to the rights of Holders of Series B Capital Securities to receive Guarantee Payments.

          "HOLDER" shall mean any holder as registered on the books and records of the applicable Clearing Agency.

          "INDEMNIFIED PERSON" means the Capital Guarantee Trustee, any Affiliate of the Capital Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Capital Guarantee Trustee.

                  "INDENTURE" means the Indenture dated as of January 27, 1997, among the Guarantor (the "Debenture Issuer") and IBJ Schroder Bank & Trust Company, as trustee, together with the First Supplemental Indenture dated as of January 27, 1997 and any other indenture supplemental thereto, pursuant to which certain junior subordinated debt securities of the Debenture Issuer are to be issued to the Property Trustee (as defined in the Declaration) of the Issuer.

          "MAJORITY IN LIQUIDATION AMOUNT OF THE SECURITIES" means, except as provided in the terms of the Series B Capital Securities by the Trust Indenture Act, Holder(s) of outstanding Series B Capital Securities, voting separately as a class, of more than 50% of the liquidation amount (including the stated amount that would be paid on redemption, liquidation, dissolution or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Series B Capital Securities.

          "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Series B Capital Securities Guarantee shall include:

          (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definition relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

          (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

          "PERSON" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

          "RESPONSIBLE OFFICER" means, with respect to the Capital Guarantee Trustee, within the Corporate Trust Office of the Capital Guarantee Trustee, any senior trust officer, any trust officer or any other officer of the Corporate Trust Office of the Capital Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

          "SENIOR INDEBTEDNESS" shall mean, with respect to the Guarantor, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of the Guarantor for money borrowed, whether outstanding on the date of the Indenture or thereafter created, and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by the Guarantor; (ii) all capital lease obligations of the Guarantor; (iii) all obligations of the Guarantor issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Guarantor and all obligations of the Guarantor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of the Guarantor for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transactions; (v) all obligations of the Guarantor arising from off-balance sheet guarantees by the Guarantor and direct credit substitutes and obligations of the Guarantor associated with derivative products such as interest and foreign exchange rate contracts, commodity contracts, swap agreements (including interest and foreign exchange swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts and commodity option contracts; (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons for the payment of which the Guarantor is responsible or liable as obligor, guarantor or otherwise; and
(vii) all obligations of the type referred to in clauses (i) through (vi) above of other Persons secured by any lien on any property or asset of the Guarantor (whether or not such obligation is assumed by the Guarantor), except for (1) any such indebtedness that by its terms is subordinated to or ranks pari passu with the Series B Capital Securities Guarantee, and (2) any indebtedness between or among the Guarantor and its Affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to (a) the Issuer or (b) any other trust, or a trustee of such trust, partnership or other entity affiliated with the Guarantor which is a financing vehicle of the Guarantor (a "financing entity") in connection with the issuance by such financing entity of preferred securities or other securities that rank pari passu with, or junior to, the Series B Capital Securities.

          "SUCCESSOR CAPITAL GUARANTEE TRUSTEE" means a successor Capital Guarantee Trustee possessing the qualifications to act as Capital Guarantee Trustee under Section 4.1.

          "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended.

          "TRUST SECURITIES" means the Common Securities, the Series A Capital Securities and the Series B Capital Securities.


                                   ARTICLE II
                               TRUST INDENTURE ACT

SECTION 2.1  TRUST INDENTURE ACT; APPLICATION

          (a) This Series B Capital Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Series B Capital Securities Guarantee and shall, to the extent applicable, be governed by such provisions; and

          (b) if and to the extent that any provision of this Series B Capital Securities Guarantee limits, qualifies or conflicts with the duties imposed by
Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.2  LISTS OF HOLDERS OF SECURITIES

          (a) Unless the Capital Guarantee Trustee is also the registrar for the Series B Capital Securities, the Guarantor shall provide the Capital Guarantee Trustee with a list, in such form as the Capital Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Series B Capital Securities ("List of Holders") as of such date, (i) within 14 days after each record date, and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Capital Guarantee Trustee; PROVIDED, HOWEVER that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Capital Guarantee Trustee by the Guarantor. The Capital Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

          (b) The Capital Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

SECTION 2.3  REPORTS BY THE CAPITAL GUARANTEE TRUSTEE

          Within 60 days after December 31 of each year, the Capital Guarantee Trustee shall provide to the Holders of the Capital Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Capital Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4  PERIODIC REPORTS TO CAPITAL GUARANTEE TRUSTEE

          The Guarantor shall provide to the Capital Guarantee Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by
Section 314 of the Trust Indenture Act.

SECTION 2.5  EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT

          The Guarantor shall provide to the Capital Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Series B Capital Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) shall be given in the form of an Officers' Certificate.

SECTION 2.6  EVENTS OF DEFAULT; WAIVER

          The Holders of a Majority in liquidation amount of the Series B Capital Securities may, by vote, on behalf of the Holders of all of the Series B Capital Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Series B Capital Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 2.7  EVENT OF DEFAULT; NOTICE

          (a) The Capital Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Series B Capital Securities, notices of all Events of Default actually known to a Responsible Officer of the Capital Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, the Capital Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Capital Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Series B Capital Securities.

          (b) The Capital Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Capital Guarantee Trustee shall have received written notice, or of which a Responsible Officer of the Capital Guarantee Trustee charged with the administration of the Declaration shall have obtained actual knowledge.

SECTION 2.8   CONFLICTING INTERESTS

          The Declaration shall be deemed to be specifically described in this Series B Capital Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                   ARTICLE III
                            POWERS, DUTIES AND RIGHTS
                          OF CAPITAL GUARANTEE TRUSTEE

SECTION 3.1  POWERS AND DUTIES OF THE CAPITAL GUARANTEE TRUSTEE

          (a) This Series B Capital Securities Guarantee shall be held by the Capital Guarantee Trustee for the benefit of the Holders of the Series B Capital Securities, and the Capital Guarantee Trustee shall not transfer this Series B Capital Securities Guarantee to any Person except a Holder of Series B Capital Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Capital Guarantee Trustee on acceptance by such Successor Capital Guarantee Trustee of its appointment to act as Successor Capital Guarantee Trustee. The right, title and interest of the Capital Guarantee Trustee shall automatically vest in any Successor Capital Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Capital Guarantee Trustee.

          (b) If an Event of Default actually known to a Responsible Officer of the Capital Guarantee Trustee has occurred and is continuing, the Capital Guarantee Trustee shall enforce this Series B Capital Securities Guarantee for the benefit of the Holders of the Series B Capital Securities.

          (c) The Capital Guarantee Trustee, other than during the continuance of a default by the Company in performance of its obligations under this Series B Capital Securities Guarantee, shall undertake to perform only such duties as are specifically set forth in this Series B Capital Securities Guarantee, and no implied covenants shall be read into this Series B Capital Securities Guarantee against the Capital Guarantee Trustee. In case such a default by the Company has occurred (which has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Capital Guarantee Trustee, the Capital Guarantee Trustee shall exercise such of the rights and powers vested in it by this Series B Capital Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs.

          (d) No provision of this Series B Capital Securities Guarantee shall be construed to relieve the Capital Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) prior to the occurrence of any Event of Default of which a Responsible Officer of the Capital Guarantee Trustee has actual knowledge, and after the curing or waiving of all such Events of Default that may have occurred:

          (A) the duties and obligations of the Capital Guarantee Trustee shall be determined solely by the express provisions of this Series B Capital Securities Guarantee, and the Capital Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Series B Capital Securities Guarantee, and no implied covenants or obligations shall be read into this Series B Capital Securities Guarantee against the Capital Guarantee Trustee; and

          (B) in the absence of bad faith on the part of the Capital Guarantee Trustee, the Capital Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Capital Guarantee Trustee and conforming to the requirements of this Series B Capital Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Capital Guarantee Trustee, the Capital Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Series B Capital Securities Guarantee;

               (ii) the Capital Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Capital Guarantee Trustee, unless it shall be proved that the Capital Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

               (iii) the Capital Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Series B Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Capital Guarantee Trustee, or exercising any trust or power conferred upon the Capital Guarantee Trustee under this Series B Capital Securities Guarantee; and

               (iv) no provision of this Series B Capital Securities Guarantee shall require the Capital Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Capital Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Capital Securities Guarantee or indemnity, reasonably satisfactory to the Capital Guarantee Trustee, against such risk or liability is not reasonably assured to it.

SECTION 3.2  CERTAIN RIGHTS OF CAPITAL GUARANTEE TRUSTEE

          (a) Subject to the provisions of Section 3.1:

               (i) The Capital Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

               (ii) Any direction or act of the Guarantor contemplated by this Series B Capital Securities Guarantee shall be sufficiently evidenced by an Officers' Certificate.

               (iii) Whenever, in the administration of this Series B Capital Securities Guarantee, the Capital Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Capital Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate and/or an Opinion of Counsel which, upon receipt of such request, shall be promptly delivered by the Guarantor.

               (iv) The Capital Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

               (v) The Capital Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Capital Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Series B Capital Securities Guarantee from any court of competent jurisdiction.

               (vi) The Capital Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Series B Capital Securities Guarantee at the request or direction of any Holder, unless such Holder shall have offered to the Capital Guarantee Trustee an indemnity, reasonably satisfactory to the Capital Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Capital Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Capital Guarantee Trustee; PROVIDED, HOWEVER, that nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Capital Guarantee Trustee, upon the occurrence of an Event of Default of which a Responsible Officer of the Capital Securities Trustee has actual knowledge, of its obligation to exercise the rights and powers vested in it by this Series B Capital Securities Guarantee.

               (vii) The Capital Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Capital Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

               (viii) The Capital Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Capital Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent, nominee, custodian or attorney appointed with due care by it hereunder.

               (ix) Any action taken by the Capital Guarantee Trustee or its agents hereunder shall bind the Holders of the Series B Capital Securities, and the signature of the Capital Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Capital Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Series B Capital Securities Guarantee, both of which shall be conclusively evidenced by the Capital Guarantee Trustee's or its agent's taking such action.

               (x) Whenever in the administration of this Series B Capital Securities Guarantee the Capital Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Capital Guarantee Trustee (i) may request instructions from the Holders of a Majority in liquidation amount of the Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

               (xi) The Capital Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Series B Capital Securities Guarantee.

          (b) No provision of this Series B Capital Securities Guarantee shall be deemed to impose any duty or obligation on the Capital Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Capital Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Capital Guarantee Trustee shall be construed to be a duty.

SECTION 3.3 NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SERIES B CAPITAL SECURITIES GUARANTEE

          The recitals contained in this Series B Capital Securities Guarantee shall be taken as the statements of the Guarantor, and the Capital Guarantee Trustee does not assume any responsibility for their correctness. The Capital Guarantee Trustee makes no representation as to the validity or sufficiency of this Series B Capital Securities Guarantee.


                                   ARTICLE IV
                            CAPITAL GUARANTEE TRUSTEE

SECTION 4.1  CAPITAL GUARANTEE TRUSTEE; ELIGIBILITY

          (a) There shall at all times be a Capital Guarantee Trustee which shall:

               (i) not be an Affiliate of the Guarantor; and

               (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an Property Trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          (b) If at any time the Capital Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Capital Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

          (c) If the Capital Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Capital Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2  APPOINTMENT, REMOVAL AND RESIGNATION OF CAPITAL GUARANTEE TRUSTEE

          (a) Subject to Section 4.2(b), the Capital Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during an event of default.

          (b) The Capital Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Capital Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Capital Guarantee Trustee and delivered to the Guarantor.

          (c) The Capital Guarantee Trustee appointed to office shall hold office until a Successor Capital Guarantee Trustee shall have been appointed or until its removal or resignation. The Capital Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Capital Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Capital Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Capital Guarantee Trustee and delivered to the Guarantor and the resigning Capital Guarantee Trustee.

          (d) If no Successor Capital Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery of an instrument of removal or resignation, the Capital Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Capital Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Capital Guarantee Trustee.

          (e) No Capital Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Capital Guarantee Trustee.

          (f) Upon termination of this Series B Capital Securities Guarantee or removal or resignation of the Capital Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Capital Guarantee Trustee all amounts accrued to the date of such termination, removal or resignation.


                                    ARTICLE V
                                    GUARANTEE

SECTION 5.1  GUARANTEE

          The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert (other than the defense of payment). The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 5.2   WAIVER OF NOTICE AND DEMAND

          The Guarantor hereby waives notice of acceptance of this Series B Capital Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3  OBLIGATIONS NOT AFFECTED

          The obligations, covenants, agreements and duties of the Guarantor under this Series B Capital Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Series B Capital Securities to be performed or observed by the Issuer;

          (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, or any other sums payable under the terms of the Series B Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Series B Capital Securities (other than an extension of time for payment of Distributions, or other sum payable that results from the extension of any interest payment period on the Debentures or any extension of the maturity date of the Debentures permitted by the Indenture);

          (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Series B Capital Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

          (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

          (e) any invalidity of, or defect or deficiency in, the Series B Capital Securities;

          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

          (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

          There shall be no obligation of the Holders or the Capital Guarantee Trustee to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.4  RIGHTS OF HOLDERS

          (a) The Holders of a Majority in liquidation amount of the Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Capital Guarantee Trustee in respect of this Series B Capital Securities Guarantee or to direct the exercise of any trust or power conferred upon the Capital Guarantee Trustee under this Series B Capital Securities Guarantee.

          (b) If the Capital Guarantee Trustee fails to enforce such Series B Capital Securities Guarantee, any Holder of Series B Capital Securities may institute a legal proceeding directly against the Guarantor to enforce the Capital Guarantee Trustee's rights under this Series B Capital Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Capital Guarantee Trustee or any other Person. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer, the Capital Guarantee Trustee or any other Person before proceeding directly against the Guarantor.

SECTION 5.5  GUARANTEE OF PAYMENT

          This Series B Capital Securities Guarantee creates a guarantee of payment and not of collection. Subject to the provisions of Section 7.1, this Series B Capital Securities Guarantee will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) or upon distribution of the Debentures to the Holders of the Series B Capital Securities as provided in the Declaration.

SECTION 5.6  SUBROGATION

          The Guarantor shall be subrogated to all (if any) rights of the Holders of Series B Capital Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Series B Capital Securities Guarantee; PROVIDED, HOWEVER, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Series B Capital Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Series B Capital Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.7  INDEPENDENT OBLIGATIONS

          The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Series B Capital Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Series B Capital Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.


                                   ARTICLE VI
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1  LIMITATION OF TRANSACTIONS

          If (1) there shall have occurred any event of which the Guarantor has actual knowledge that (a) is, or with the giving of notice or the lapse of time, or both, would be, an Event of Default under the Series B Capital Securities Guarantee or an Event of Default under the Indenture and (b) in respect of any nonpayment default, which the Guarantor shall not have taken reasonable steps to cure, and in respect of any payment default, which has not been cured, (2) the Debentures are held by the Issuer, and the Guarantor shall be in default with respect to its payment of any obligations under the Series B Capital Securities Guarantee or (3) the Guarantor shall have given notice of its election of an Extended Interest Payment Period, or any extension thereof, as provided in the Indenture and shall not have rescinded such notice, and such period, or any extension thereof, shall have commenced, then the Guarantor will not (i) declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Guarantor's capital stock (which includes common and preferred stock), (ii) make any payments of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Guarantor (including Other Debentures) that rank pari passu with or junior in right of payment to the Debentures or (iii) make any guarantee payments with respect to any guarantee by the Guarantor of the debt securities of any subsidiary of the Guarantor (including Other Guarantees) is such guarantee ranks pari passu or junior in right of payment to the Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Guarantor, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under this Series B Capital Securities Guarantee, (d) the purchase of fractional shares resulting from a reclassification of the Guarantor's capital stock, (e) the exchange or conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock, (f) the purchase of fractional interest in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (g) purchases of common stock related to the issuance of common stock or rights under any of the Guarantor's benefit plans for its directors, officers of employees or any of the Guarantor's dividend reinvestment plans).

SECTION 6.2  RANKING

          This Series B Capital Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all Senior Indebtedness, in the same manner and to the same extent as provided in the Indenture with respect to the Debentures, except in the case of a bankruptcy or insolvency proceeding in respect of the Guarantor, in which case this Series B Capital Securities Guarantee will rank subordinate and junior in right of payment to all liabilities, including contingent liabilities (but excluding any other guarantee now or hereafter entered into by the Guarantor in respect of any preferred securities or preference stock of any Affiliate of the Guarantor), (ii) pari passu with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred securities or preference stock of any Affiliate of the Guarantor, and
(iii) senior to the Guarantor's common stock.


                                   ARTICLE VII
                                   TERMINATION

SECTION 7.1 TERMINATION

          This Series B Capital Securities Guarantee shall terminate and be of no further force and effect (i) upon full payment of the applicable Redemption Price of all Series B Capital Securities, (ii) upon the distribution of the Debentures to the Holders of all of the Series B Capital Securities or (iii) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Series B Capital Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Capital Securities must restore payment of any sums paid under the Series B Capital Securities or under this Series B Capital Securities Guarantee.


                                  ARTICLE VIII
                                 INDEMNIFICATION

SECTION 8.1  EXCULPATION

          (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Series B Capital Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Series B Capital Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

          (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Series B Capital Securities might properly be paid.

SECTION 8.2  INDEMNIFICATION

          The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense (including reasonable legal fees and expenses) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Series B Capital Securities Guarantee.

                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.1  SUCCESSORS AND ASSIGNS

          All guarantees and agreements contained in this Series B Capital Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Series B Capital Securities then outstanding.

SECTION 9.2  AMENDMENTS

          Except with respect to any changes that do not materially adversely affect the rights of Holders (in which case no vote or consent of Holders will be required), this Series B Capital Securities Guarantee may not be amended without the prior approval of the Holders of at least a Majority in liquidation amount of the outstanding Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Securities apply to the giving of such approval.

SECTION 9.3  NOTICES

          All notices provided for in this Series B Capital Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

          (a) If given to the Capital Guarantee Trustee, at the Capital Guarantee Trustee's mailing address set forth below (or such other address as the Capital Guarantee Trustee may give notice of to the Holders of the Series B Capital Securities):

                           IBJ Schroder Bank & Trust Company
                           One State Street
                           New York, New York  10004
                           Attention:  Corporate Trust Department

          (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Series B Capital Securities):


                           Interpool, Inc.
                           211 College Road East
                           Princeton, New Jersey  08540
                           Attention:  Chief Executive Officer

          (c) If given to any Holder of Series B Capital Securities, at the address set forth on the books and records of the Issuer.

          All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 9.4  BENEFIT

          This Series B Capital Securities Guarantee is solely for the benefit of the Holders of the Series B Capital Securities and, subject to Section 3.1(a), is not separately transferable from the Series B Capital Securities.

SECTION 9.5  GOVERNING LAW

          THIS SERIES B CAPITAL SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

          IN WITNESS WHEREOF, this Series B Capital Securities Guarantee is executed as of the day and year first above written.


                                    INTERPOOL, INC., as Guarantor



                                    By:______________________________________
                                       Name:
                                       Title:


                                    IBJ SCHRODER BANK & TRUST COMPANY,
                                    as Capital Guarantee Trustee


                                    By:______________________________________
                                       Name:
                                       Title: